FIRST AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement (the “Agreement”) dated as of September 5, 2024, is entered into by and between THE ADVISORS’ INNER CIRCLE FUND and THE ADVISORS’ INNER CIRCLE FUND II, each a business trust existing under the laws of the Commonwealth of Massachusetts (each a “Trust”, and collectively referred herein as the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to:

Add the following fund and its corresponding fee schedule:

•	LSV Disciplined Value ETF

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Exhibit B-1 attached hereto is added to the Agreement

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

THE ADVISORS’ INNER CIRCLE FUND

THE ADVISORS’ INNER CIRCLE FUND II

By:	/s/ Eric Griffith
Name:	Eric Griffith
Title:	VP and Assistant Secretary
Date:	December 9, 2024

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Greg Farley
Name:	Greg Farley
Title:	Sr. Vice President
Date:	12/9/24

Exhibit A

Transfer Agent Servicing Agreement

Separate Series of the Trust

The Advisors’ Inner Circle Fund

Name of Series	Applicable Fee Schedule
LSV Disciplined Value ETF	Exhibit B-1

The Advisors’ Inner Circle Fund II

Name of Series	Applicable Fee Schedule
3Edge Dynamic Fixed Income ETF	Exhibit B
3Edge Dynamic Hard Assets ETF	Exhibit B
3Edge Dynamic International Equity ETF	Exhibit B
3Edge Dynamic US Equity ETF	Exhibit B

Exhibit B-1

Fund Transfer Agent Servicing Agrrement Fee Schedule

For LSV Funds

[REDACTED]

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